Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of ARK ETF Trust, and to the use of our report dated September 8, 2014 on the Balance Sheet of ARK Genomic Revolution ETF, a series of ARK ETF Trust. Such Balance Sheet is included in the filing of the Pre-Effective Amendment to the Registration Statement on Form N-1A of ARK ETF Trust.

/S/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
September 8, 2014